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                                                                   EXHIBIT 10.62

                                ALBERTSON'S, INC.
                    CHANGE IN CONTROL SEVERANCE BENEFIT TRUST

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                                ALBERTSON'S, INC.
                    CHANGE IN CONTROL SEVERANCE BENEFIT TRUST

                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS................................................................     1

ARTICLE II      NAME AND ESTABLISHMENT OF TRUST............................................     6

      Section 2.01.    Name and Purpose....................................................     6

      Section 2.02.    Appointment of Trustee; Acceptance..................................     6

      Section 2.03.    Appointment of Recordkeeper; Acceptance.............................     6

      Section 2.04.    Grantor Trust.......................................................     7

ARTICLE III     PROVISIONS RELATING TO THE EMPLOYER........................................     7

      Section 3.01.    Contributions.......................................................     7

      Section 3.02.    [Deliberately left blank.]..........................................     7

      Section 3.03.    Letters of Credit...................................................     7

      Section 3.04.    Return of Employer Contributions....................................     7

      Section 3.05.    Certain Employer Notices............................................     8

      Section 3.06.    Action by Employer..................................................     8

      Section 3.07.    Employer Liability..................................................     8

ARTICLE IV      PROVISIONS RELATING TO TRUSTEE AND RECORDKEEPER............................     8

      Section 4.01.    Receiving Contributions.............................................     8

      Section 4.02.    Management and Control of Trust Assets..............................     9

      Section 4.03.    Investment of Trust Assets..........................................     9

      Section 4.04.    Use of Affiliated Investments.......................................    10

      Section 4.05.    Distribution of Trust Assets; Limitations...........................    10

      Section 4.06.    Protection of Trustee...............................................    11

      Section 4.07.    Creditors of Employer...............................................    11

      Section 4.08.    Compensation and Expenses...........................................    12

      Section 4.09.    Limitation of Administrative Duties.................................    12

      Section 4.10.    Accountings.........................................................    12

      Section 4.11.    General Management Powers...........................................    13

      Section 4.12.    [Deliberately left blank.]..........................................    14

      Section 4.13.    Liability for Breach of Fiduciary Duty..............................    14
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                                ALBERTSON'S, INC.
                    CHANGE IN CONTROL SEVERANCE BENEFIT TRUST

                                TABLE OF CONTENTS
                                   (continued)

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      Section 4.14.    Consultation and Indemnification....................................    14

      Section 4.15.    Resignation and Removal.............................................    15

      Section 4.16.    Duties of the Recordkeeper..........................................    17

      Section 4.17.    Determinations by the Trustee; Notices..............................    18

      Section 4.18.    Rights of Trustee...................................................    18

      Section 4.19.    Priority of Distribution and Liquidation of Trust Assets............    19

ARTICLE V       GENERAL ADMINISTRATIVE PROVISIONS..........................................    19

      Section 5.01.    Exchange of Information by the Employer and the Trustee.............    19

      Section 5.02.    Information to the Recordkeeper and Trustee.........................    19

      Section 5.03.    Mistake of Fact.....................................................    19

      Section 5.04.    Taxes...............................................................    19

      Section 5.05.    Investment Company Act..............................................    20

      Section 5.06.    Administrator.......................................................    20

ARTICLE VI      AMENDMENT AND TERMINATION..................................................    20

      Section 6.01.    Right to Amend......................................................    20

      Section 6.02.    Termination of Trust and Reversion of Assets........................    21

ARTICLE VII     MISCELLANEOUS PROVISIONS...................................................    21

      Section 7.01.    Entire Agreement....................................................    21

      Section 7.02.    Successors..........................................................    21

      Section 7.03.    Headings............................................................    21

      Section 7.04.    Controlling Law.....................................................    22

      Section 7.05.    Third-Party Inquiries...............................................    22

      Section 7.06.    Courts; Arbitration.................................................    22

      Section 7.07.    Addresses For Communications........................................    22

      Section 7.08.    Waiver of Notice....................................................    23

      Section 7.09.    Accounting Period...................................................    23

      Section 7.10.    Interest in the Trust Fund..........................................    23

      Section 7.11.    Counterparts........................................................    23
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           ALBERTSON'S, INC. CHANGE IN CONTROL SEVERANCE BENEFIT TRUST

THIS TRUST AGREEMENT is made and entered into the 1st day of August, 2004 by and between ALBERTSON'S, INC., a Delaware corporation, grantor, Atlantic Trust Company, N.A., a national trust company having its principal place of business in the Commonwealth of Massachusetts, as trustee, and Management Compensation Group, Northwest, LLC, a Delaware limited liability company, as recordkeeper.

                                   WITNESSETH:

      WHEREAS, Albertson's, Inc. and certain of its executives have entered into Change of Control Severance Agreements and one or more employment agreements that provide severance benefits upon a change in control of Albertson's, Inc. (individually, an "Agreement" and collectively, the "Agreements"); and

      WHEREAS, Albertson's, Inc. may incur liability under the terms of the Agreements with respect to the executives who are parties thereto; and

      WHEREAS, Albertson's, Inc. wishes to establish a grantor trust (the "Trust") for the purpose of accumulating assets to assist it in fulfilling its obligations under the Agreements, to which Trust Albertson's, Inc. shall make contributions in the amounts determined in accordance with the terms of the Agreements and this trust agreement; and

      WHEREAS, Albertson's, Inc. desires the Trustee to hold and administer all funds and other property contributed by Albertson's, Inc. and the Trustee is willing to hold and administer such funds pursuant to the terms of this trust agreement; and

      WHEREAS, Albertson's, Inc. desires that the assets of the Trust shall be available to satisfy the claims of Albertson's, Inc. general creditors in case of insolvency or bankruptcy;

      NOW, THEREFORE, in consideration of the promises, covenants, agreements, terms, obligations and duties herein set forth, the Trust to be named the "Albertson's, Inc. Change in Control Severance Benefit Trust" is hereby established effective from and after the date first above written, and the parties do hereby covenant and agree, as follows:

                                   ARTICLE I

                                  DEFINITIONS

      The following words and phrases are used in this trust agreement and shall have the meaning set forth in this Article unless a different meaning is clearly required by the context:

      "Administrator" shall have the meaning ascribed to such term by Section 5.06.

      "Application" shall mean a written application from a Participant received by the Recordkeeper requesting a payment from the Trust by reason of a benefit being due to such Participant under an Agreement. Such application must include a statement to the effect that the Participant's employment with the Employer has terminated in a manner entitling the Participant to benefits under the Participant's Agreement, accompanied by a description of the circumstances that support the statement.

      "Bank" shall mean the commercial bank issuing a Letter of Credit.

      "Board of Directors" shall mean the Board of Directors of the Employer.

      "Business Combination" shall mean a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Employer or the acquisition of assets of another corporation, or other transaction.

      "Change in Control" shall mean the occurrence of any of the following events:

            (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Employer; provided, however, that:

                  (1) for purposes of this clause (a), the following
            acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Employer directly from the Employer that is approved by a majority of the Incumbent Directors,
            (B) any acquisition of Voting Stock of the Employer by the Employer or any Subsidiary, (C) any acquisition of Voting Stock of the Employer by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any Subsidiary, and (D) any acquisition of Voting Stock of the Employer by any Person pursuant to a Business Combination that complies with clauses (c)(1), (c)(2) and (c)(3) below;

                  (2) if any Person acquires beneficial ownership of 20% or more of combined voting power of the then-outstanding Voting Stock of the Employer as a result of a transaction described in clause (a)(1)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Employer representing 1% or more of the then-outstanding Voting Stock of the Employer, other than in an acquisition directly from the Employer that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Employer in which all holders of its Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

                  (3) a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock of the Employer as a result of a reduction in the number of shares of Voting Stock of the Employer outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Employer representing 1% or more of the then-outstanding Voting Stock of the Employer, other than as a result of a stock dividend, stock split or similar transaction effected by the Employer in which all holders of Voting Stock are treated equally; and

                                        2
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                  (4) if at least a majority of the Incumbent Directors
            determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Employer inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Employer, then no Change in Control shall have occurred as a result of such Person's acquisition; or

            (b) a majority of the members of the Board of Directors are not Incumbent Directors; or

            (c) the consummation of a Business Combination unless, in each case, immediately following such Business Combination (1) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Employer immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries), (2) no Person (other than the Employer, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Employer, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

            (d) approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer, except pursuant to a Business Combination that complies with clauses (c)(1), (c)(2) and (c)(3), above.

      "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended. Reference to a section of the Code shall include that section and any comparable section or any future legislation that amends, supplements or supersedes said section.

      "Deficiency Amount" shall mean, with respect to each Participant, the amount of unpaid benefits, if any, and interest thereon, determined in accordance with Section 4.05(c).

      "Director" shall mean, at any time, an individual who is or was a member of the Board of Directors at such time.

      "Employer" shall mean Albertson's, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, all subsequent amendments thereto and any successor statute(s) adopted which addresses substantially the same subject matter. Further, a reference to any section of the Exchange Act shall refer to the section

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in effect on September 1, 1988, all subsequent amendments thereto and any successor section(s) adopted which addresses substantially the same subject matter.

      "Expert" shall mean the Recordkeeper, the Insurance Adviser, the Real Estate Adviser and any consultant, adviser, engineer, accountant, appraiser, actuary or other expert hired or retained by the Trustee to provide advice or to make or assist in making any determination hereunder.

      "Expert's Certificate" shall mean a certificate signed by an Expert or, if the Expert is a corporation or partnership, by two of its executive officers or partners.

      "Incumbent Directors" shall mean the individuals who, as of the date hereof, are Directors of the Employer and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Employer's shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board of Directors occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

      "Insurance Adviser" shall mean a person, firm or corporation hired or retained by the Employer or Trustee to assist it in procuring, modifying, liquidating or valuing any insurance policies held by the Trust.

      "Interest Crediting Rate" shall mean an annualized rate of interest equal to the "prime rate" (or, if there is more than one such rate, the highest such rate) as set forth from time to time during the relevant period in The Wall Street Journal "Money Rates" column, plus 2%. Any change in the prime rate will be effective on and as of the date of such change.

      "Letter of Credit" shall mean an irrevocable letter of credit issued for the benefit of the Trustee pursuant to Article III, substantially in the form attached hereto as Exhibit "A", by a United States commercial bank, or a United States office of a foreign bank, which issuing bank is acceptable to the Trustee, has a long-term debt rating by S&P of no less than A (or the equivalent rating by Moody's Investors Service, Inc.), and whose combined capital and surplus is no less than $1,000,000,000.

      "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Trustee. Such counsel may but need not be legal counsel regularly retained by the Employer or the Trustee.

      "Participant" shall mean an employee of the Employer who is a party to an Agreement, as set forth on Exhibit "B" as amended from time to time.

      "Person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

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

      "Potential Change in Control" shall mean the occurrence of any of the following events:

            (a) the Employer enters into a letter of intent, agreement in principle or other agreement, the consummation of which would constitute a Change in Control; or

            (b) any Person (including the Employer) makes a public announcement (including, without limitation, an announcement made by filing a Schedule 13D or Schedule 14D-1 (or any successor schedule, form, report or item therein), each as promulgated pursuant to the Exchange Act) stating a present intention to take actions that, if consummated, would constitute a Change in Control; or

            (c) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the combined voting power of the then outstanding Voting Stock of the Employer; provided, however, that for purposes of this clause (c), the following acquisitions shall not constitute a Potential Change in Control:
      (1) any issuance of Voting Stock of the Employer directly from the Employer that is approved by at least a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Employer by the Employer or any Subsidiary, (3) any acquisition of Voting Stock of the Employer by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any Subsidiary, or (4) any acquisition of Voting Stock by a person who and which, after giving effect thereto, is eligible to report its beneficial ownership of Voting Stock on Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act.

      "Real Estate Adviser" shall mean a person, firm or corporation hired or retained by the Trustee to manage, or to assist in managing, any real estate assets held by the Trust or to assist in the sale by the Trustee of any real estate assets held by the Trust.

      "Recordkeeper" shall mean the person or persons from time to time serving as recordkeeper with respect to the Trust.

      "Retention Amount" shall mean $50,000.00.

      "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Subsidiary" shall mean an entity in which the Employer directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

      "Trust" shall mean the trust set forth in and created by this document, and all subsequent amendments thereto.

      "Trust Fund" shall mean all assets held by the Trustee under the Trust.

      "Trust Year" shall mean the fiscal year of the Employer.

      "Trustee" shall mean the person or persons from time to time serving as trustee of the Trust.

      "Value of Accrued Benefits" shall mean at any time with respect to a Participant an amount equal to the payments or benefits required to be made or provided under his or her Agreement assuming, for this purpose, that a Change in Control has occurred and the Participant has become eligible for (a) all potential payments and benefits to be provided under the Agreement upon a termination of employment, and (b) gross-up payments (if provided under the Agreement) with respect to any potential excise tax under Section 4999 of the Code. Prior to the first occurrence of a Change in Control, the Value of Accrued Benefits shall be calculated by the Employer, and thereafter, by the Recordkeeper.

      "Value of the Trust Fund" shall mean at any time an amount equal to the then total of the following: (a) any undrawn amount under a Letter of Credit, and (b) the fair market value of all other assets of the Trust Fund, each as determined by the Trustee.

      "Value of Total Accrued Benefits" shall mean at any time an amount equal to the aggregate of the Value of Accrued Benefits for all Participants as of the date of determination. Prior to the first occurrence of a Change in Control, the Value of Total Accrued Benefits shall be calculated by the Employer, and thereafter, by the Recordkeeper.

      "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

      In this agreement the singular includes the plural and the plural the singular, words importing any gender include any other gender; and references to "days" shall mean calendar days, unless otherwise specified.

                                   ARTICLE II

                         NAME AND ESTABLISHMENT OF TRUST

      Section 2.01. Name and Purpose. The name of the Trust shall be the "Albertson's, Inc. Change in Control Severance Benefit Trust." This Trust is established in connection with the Agreements for the purpose of holding, investing and distributing assets as a reserve for the discharge of the Employer's obligations to Participants entitled to benefits pursuant to the provisions of the Agreements as a result of a Change in Control of the Employer.

      Section 2.02. Appointment of Trustee; Acceptance. The Employer hereby appoints Atlantic Trust Company, N.A., a national trust company having its principal place of business in the Commonwealth of Massachusetts, as sole Trustee for the Trust. The Trustee hereby accepts the appointment as Trustee under the Trust. In accepting such appointment, the Trustee agrees to act solely as trustee hereunder and not in its individual capacity; and all persons having any claim against the Trustee by reason of the transactions contemplated hereby shall look only to the Trust Fund for payment or satisfaction thereof, except to the extent otherwise provided in Section 4.17(d) hereof.

      Section 2.03. Appointment of Recordkeeper; Acceptance. The Employer hereby appoints Management Compensation Group, Northwest, LLC, a Delaware limited liability company, as its Recordkeeper under this Trust. The Recordkeeper hereby accepts the appointment as Recordkeeper under the Trust. It is recognized that Management Compensation Group, Northwest, LLC also acts as an independent consulting actuary of the Employer.

      Section 2.04. Grantor Trust. The Trust is intended to be a grantor trust, within the meaning of Section 671 of the Code, and shall be construed accordingly. The Employer, therefore, agrees that all income, deductions and credits of this Trust belong to it as owner for income tax purposes and will be included on the Employer's income tax returns.

                                   ARTICLE III

                       PROVISIONS RELATING TO THE EMPLOYER

      Section 3.01. Contributions.

            (a) The Employer may from time to time make contributions to this Trust. All Employer contributions and all investments thereof, together with all accumulations, accruals, earnings and income with respect thereto, shall be held by the Trustee in trust hereunder as the Trust Fund.

            (b) Within 30 days following the occurrence of a Potential Change in Control, the Employer shall deliver to the Trustee one or more Letters of Credit or contribute cash to the Trust that in the aggregate are sufficient, based on the amount of such cash and the face amount of such Letters of Credit and taking into account the then Value of the Trust Fund, to provide for the payment in full of the Value of Total Accrued Benefits (determined as if a Change in Control had occurred) and any other amounts payable or reimbursable as of such date pursuant to the terms of this trust agreement including, without limitation, the fees and estimated expenses of the Trustee, the Recordkeeper and other expenses of the Trust for a period of at least three years.

      Section 3.02. [Deliberately left blank.]

      Section 3.03. Letters of Credit. The Employer shall give the Trustee the original of each Letter of Credit established for the benefit of the Trust, executed by the Bank issuing such Letter of Credit. The Trustee shall draw on every Letter of Credit to the full extent thereof on the earlier of

            (a) Receipt of an Opinion of Counsel stating that a Change in Control or Potential Change in Control has occurred; and

            (b) On the tenth business day preceding the last day of the term of each Letter of Credit that is due to expire and has not been extended, unless, prior to taking such action, the Trustee receives the original of a replacement Letter of Credit, executed by the Bank issuing such Letter of Credit, and in at least the amount of the Letter of Credit which is due to expire, except to the extent the Trustee has received cash contributions from the Employer up to the amount of, and in substitution for, the Letter of Credit which is due to expire.

      Section 3.04. Return of Employer Contributions. Subject to Sections 4.06 and 6.02, Employer contributions shall be irrevocable upon the occurrence of a Change in Control. The foregoing notwithstanding and provided there is then no unpaid Deficiency Amount with respect to any Participant, the Employer shall be entitled to a return of a portion of the Trust Fund in accordance with the following:

            (a) The Employer shall give not less than 30 days advance written notice to the Trustee and the Recordkeeper that the Employer is invoking its rights to a return of a portion of the Trust Fund pursuant to this
      Section 3.04.

            (b) The Employer may exercise its rights under this Section 3.04 (1) no earlier than the third anniversary of the date on which a Change in Control has occurred, and thereafter, (2) no more frequently than once during any 12 month period.

            (c) Upon receipt of a notice from the Employer pursuant to Section 3.04(a) the Trustee shall determine the then Value of the Trust Fund and the Recordkeeper shall determine the then Value of Total Accrued Benefits. To the extent the then Value of the Trust Fund exceeds an amount equal to
      1.3 times the sum of (1) the then Value of Total Accrued Benefits, plus
      (2) the Retention Amount, the Trustee shall liquidate sufficient Trust assets (or, notwithstanding Section 4.18, distribute Trust assets in kind, as directed by the Employer) and return such excess to the Employer.

      Section 3.05. Certain Employer Notices. The Employer hereby agrees to give prompt notice to the Trustee, the Recordkeeper and each Participant of the occurrence of a Change in Control or a Potential Change in Control, or a change in the fiscal year of the Employer.

      Section 3.06. Action by Employer. Whenever the Employer is permitted or required to perform any act hereunder, it shall be done and performed by an officer or other delegate duly authorized by the Employer. Promptly following the execution of this trust agreement, the Employer shall file with the Trustee and the Recordkeeper a certified list of the names and specimen signatures of any person authorized to act for the Employer. The Employer shall promptly notify the Trustee and the Recordkeeper of the addition or deletion of any person's name to or from such list, respectively. Until receipt of notice that any person is no longer authorized so to act, the Trustee or the Recordkeeper may continue to rely on the authority of the person. All certifications, notices and directions by any such authorized person or persons to the Trustee or the Recordkeeper shall be in writing signed by such person or persons. The Trustee and the Recordkeeper may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons.

      Section 3.07. Employer Liability. Nothing in this trust agreement shall relieve the Employer of its liabilities to pay or provide the benefits under the Agreements except to the extent such liabilities are met by the application of Trust assets.

                                   ARTICLE IV

                 PROVISIONS RELATING TO TRUSTEE AND RECORDKEEPER

      Section 4.01. Receiving Contributions. The Trustee shall receive and accept contributions from the Employer in accordance with this trust agreement as a reserve for the discharge of the Employer's obligations to Participants entitled to benefits pursuant to the Agreements.

      Section 4.02. Management and Control of Trust Assets. The Trustee shall have exclusive authority and discretion to manage and control all assets in the Trust Fund, except as may otherwise be provided herein. Notwithstanding the foregoing, upon the appointment of an Insurance Adviser or Real Estate Adviser the Trustee shall rely exclusively on the advice of such Insurance Adviser or Real Estate Adviser, regarding the management and control of any insurance policies or real estate assets held by the Trustee, respectively.

      Section 4.03. Investment of Trust Assets. The Trustee shall promptly invest and re-invest the assets of the Trust Fund. Prior to a Change in Control the Trustee shall rely upon any investment directions (including without limitation, investment directions to invest in insurance policies, real estate and other alternative investments) from the Employer, and the Trustee shall not be required to inquire into the propriety of such directions; provided, however, the Trustee shall not be required to invest assets of the Trust Fund in a manner that it reasonably believes could result in any damage or liability on the part of the Trustee in its individual capacity. The Trustee shall not be liable for the consequences of following such directions. Following a Change in Control, the Trustee shall invest and re-invest the assets of the Trust Fund as it shall determine but only in investments constituting one or more of the following:

            (a) Obligations of the United States Government or any agency thereof which are supported by the full faith and credit of the United States Government, and obligations guaranteed by the United States Government.

            (b) Commercial paper rated no less than Prime-1 by Moody's Investors Service, Inc. or as A-1 by S&P, or bankers acceptances or certificates in United States commercial banks (but only with banks which at the time of purchase have a combined capital and surplus in excess of $200,000,000 and whose long-term debt is rated no less than A by S&P, or the equivalent rating by Moody's Investors Service, Inc.), or such instruments similarly rated by any successor to either of such investment rating services; provided, no purchases shall be made of commercial paper which is credit enhanced or which is issued by a company whose headquarters is outside the United States, and no more than $2,000,000 shall be invested in the commercial paper of any one company.

            (c) Direct and general obligations of any state within the United States, to the payment of the principal of and interest on which the full faith and credit of such state is pledged, provided at the time of their purchase such obligations are rated no less than A by S&P with respect to long-term obligations, or the equivalent rating by Moody's Investors Service, Inc., and no less than MIG-1 by Moody's Investors Service, Inc. with respect to short-term obligations, or the equivalent rating by S&P; provided, no more than $1,000,000 shall be invested in any one issue of notes or bonds and no more than 15% of the Trust Fund shall be invested at any time in state obligations; and, provided further, no purchases shall be made of state obligations which are credit enhanced.

            (d) Non-interest bearing operating accounts of the Trust with the Trustee, even though the Trustee does not otherwise meet the investment requirements of this Section 4.03; provided that if the Trustee does not meet the investment requirements of this Section 4.03, such accounts may not in the aggregate exceed $100,000.

            (e) Temporary investment funds and/or money market funds, including the Trustee's (or its affiliates') money market fund, which meet the criteria described in Section 4.03(a) through (c).

      Section 4.04. Use of Affiliated Investments.

      Trustee's preferred money market fund for its automatic cash sweep is the AIM Short-Term Investment Company Liquid Assets Portfolio ("AIM Fund"). AIM, the manager of this portfolio, is an affiliate of Trustee. Employer acknowledges and agrees that the Trust is responsible for the fund's fees and expenses on any cash invested in this portfolio (in the same manner and to the same extent as any other holder of shares in the AIM Fund) in addition to Trustee's compensation set forth in Section 4.08.

      Section 4.05. Distribution of Trust Assets; Limitations.

            (a) After receipt of notice from the Employer pursuant to Section
      3.05 of the occurrence of a Change in Control, upon the Application of a Participant, the Recordkeeper shall prepare a certification to the Trustee that benefits under such Participant's Agreement have become payable, which certification shall be in substantially the form attached hereto as Exhibit "C." Such certification shall include the amount and type of such benefits, the terms of payment, and the name, address and social security number of the recipient. The Employer may object to a certification by the Recordkeeper solely in accordance with Section 7.06. Upon the receipt of such certified statement and subject to Section 4.07, the Trustee shall liquidate such Trust assets as may be available and necessary to pay or provide the benefits set forth in such certification and shall make or commence cash distributions from the Trust Fund in accordance therewith to the person or persons so indicated and to the appropriate taxing authorities with respect to taxes required to be withheld; provided, however, that the Trustee shall not be required to make any distribution which would reduce the value of the assets of the Trust Fund described in
      Section 4.03(a) through (d) to less than the Retention Amount. The Recordkeeper shall also furnish a copy of such certification to the Participant. The Trustee shall furnish each Participant with the appropriate tax information form evidencing such payment and the amount thereof. The Trustee shall provide the Employer with written confirmation of any payments hereunder within 10 business days after such payments are made or commenced to a Participant. Notwithstanding any provision of the Trust to the contrary, the Trustee shall make payments hereunder before such payments are otherwise due if, and to the extent that, it (1) receives a written request therefor from a Participant, which written request specifies the amount to be distributed, and (2) determines, based on an Opinion of Counsel, that a change in the federal tax laws, a published ruling or similar announcement issued by the Internal Revenue Service, the issuance of Treasury Regulations, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under Section 7121 of the Code, has caused or will cause a Participant to recognize income for federal income tax purposes with respect to such amounts before they otherwise would be paid to him or her.

            (b) Subject to Section 4.07, the only persons who shall be entitled to payments from this Trust pursuant to this Section 4.05 following a Change in Control shall be Participants as of the Change in Control. The Trustee shall make distributions pursuant to this Section 4.05 only as directed by the Recordkeeper and shall be entitled to rely on any certification received from the Recordkeeper for purposes of complying with this Section 4.05(b).

            (c) Following a Change in Control, payments from the Trust shall be adjusted for the 12 month period commencing each June 1 in accordance with the following:

                  (1) Adjustments to payments from the Trust shall be made only in the event the Value of the Trust Fund as of the last day of the immediately preceding Trust Year was less than an amount equal to the sum of (A) the Value of Total Accrued Benefits as of the last day of the immediately preceding Trust Year, plus (B) the Retention Amount.

                  (2) If an adjustment is required, all payments otherwise
            payable from the Trust during the applicable 12 month period shall be reduced to an amount equal to the payment which would otherwise have been made, multiplied by a fraction, the numerator of which is the Value of the Trust Fund as of the last day of the immediately preceding Trust Year, and the denominator of which is an amount equal to the sum of (A) the Value of Total Accrued Benefits as of the last day of the immediately preceding Trust Year, plus (B) the Retention Amount.

                  (3) Any amount not paid to a Participant by reason of this
            Section 4.05(c) shall be considered a Deficiency Amount and shall accrue interest from the date payment would otherwise have been made, until paid, at the Interest Crediting Rate.

                  (4) Deficiency Amounts shall be paid to Participants as soon as practicable following any Trust Year when, and to the extent that, the Value of the Trust Fund as of the last day of such Trust Year exceeds an amount equal to the sum of (A) the Value of Total Accrued Benefits as of the last day of such Trust Year, plus (B) the Retention Amount. Payment of Deficiency Amounts shall be pro rata based on the unpaid Deficiency Amounts as of the date of payment.

      Section 4.06. Protection of Trustee. The Trustee shall be fully protected in making or refraining from making any payments in accordance with the terms of this trust agreement.

      Section 4.07. Creditors of Employer. The Trust Fund shall at all times be subject to the claims of the Employer's general creditors but shall be utilized to satisfy any such claims only in the case of the Employer's bankruptcy or insolvency. The Employer shall be considered "bankrupt" or "insolvent" if the Employer is either unable to pay its debts when due or is subject to a proceeding under the Bankruptcy Code, 11 U.S.C. Section 101, et seq. The Board of Directors and chief executive officer of the Employer are responsible to give written notice to the Trustee and the Recordkeeper of the Employer's bankruptcy or insolvency as soon as practicable following the occurrence of such event. Upon receipt of such notice of the Employer's bankruptcy or insolvency, or in the case of the Trustee's receipt of a written notice from a creditor of the Employer alleging the Employer's bankruptcy or insolvency, the Trustee shall discontinue payments to Participants and shall hold the Trust Fund for the benefit of the Employer's general creditors. The Trustee shall resume payments to Participants only after it has been notified by the Employer (or has received an Expert's Certificate or Opinion of Counsel stating) that the Employer is no longer bankrupt or insolvent or pursuant to an order of a court of competent jurisdiction. If the Trustee discontinues payments to Participants, the first payment following such discontinuance shall include the aggregate of all payments which would have been made to the Participants together with interest calculated at the Interest Crediting Rate.

      Section 4.08. Compensation and Expenses. The Trustee and the Recordkeeper shall be entitled to receive compensation for services rendered. Such compensation shall be the usual and customary fees of the Trustee or Recordkeeper in effect from time to time for similar services unless in the case of the Trustee, an amount is agreed upon in writing by the Employer and the Trustee and in the case of the Recordkeeper, the Employer and the Recordkeeper, and shall, unless paid directly by the Employer, be a lien against and paid out of the assets of the Trust Fund; provided, an individual serving as Trustee who receives compensation from the Employer for full-time employment shall not receive additional compensation from the Trust. The Recordkeeper and the Trustee (whether or not the Trustee is a full-time employee of the Employer) shall be reimbursed for any reasonable expenses, including reasonable counsel and Expert fees, incurred by the Recordkeeper or the Trustee in connection with the acceptance or administration of the Trust Fund or Trust and the exercise or performance of any of their respective powers or duties hereunder, and such expenses shall, unless paid directly by the Employer, be a lien against and paid out of the assets of the Trust Fund.

      Section 4.09. Limitation of Administrative Duties. Nothing contained in the Agreements, either expressly or by implication, shall be deemed to impose any responsibilities, obligations or duties on the Trustee or the Recordkeeper other than those set forth herein. Without limiting the generality of the foregoing, the Trustee shall have no responsibility, obligation or duty with respect to any action required by any Agreement or this Trust to be taken by the Employer, the Recordkeeper, the Insurance Adviser, the Real Estate Adviser or any other Expert, any employee, Participant, beneficiary or any other person, and the Recordkeeper shall have no responsibility, obligation or duty with respect to any action required by any Agreement or this Trust to be taken by the Employer, the Trustee, any employee, Participant, beneficiary or any other person.

      Section 4.10. Accountings. Within 15 days following the close of each Trust Year, the Trustee shall file with the Employer and the Recordkeeper, and with each Participant with respect to each Trust Year ending after a Change in Control, a written statement and accounting setting forth:

            (a) A categorized schedule of the assets and liabilities of the Trust Fund, at cost and current value, as of the end of the Trust Year;

            (b) A categorized schedule of the receipts, disbursements and other transactions for the Trust Year; and

            (c) A description of all assets purchased and sold during the Trust Year.

Such accountings shall be in a form and format usable in preparing and filing returns and reports with the Internal Revenue Service and in accordance with generally accepted accounting principles. Upon receipt of written approval of the accounting from the Employer (or upon the passage of 60 days without written objections having been delivered to the Trustee) such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting.

      Section 4.11. General Management Powers. Subject to Section 4.03, with respect to the Trust Fund the Trustee shall have the following powers, rights and duties in addition to those otherwise vested in the Trustee herein or by law:

            (a) To sell, exchange, transfer and otherwise deal with the Trust Fund in such manner, for such consideration and on such terms and conditions as the Trustee shall determine;

            (b) To retain in cash so much of the Trust Fund as the Trustee shall from time to time determine and to deposit cash with any depositary;

            (c) To register any securities or other property held by it hereunder in its own name or in the name of its nominees with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

            (d) To pay all reasonable costs, charges and expenses incurred in the administration of the Trust Fund, including fees for reasonable services rendered to the Trustee by any person, firm or corporation other than the Employer, and all taxes that may be levied or assessed under existing or future laws upon or in respect to the Trust or the Trust Fund or the income thereof;

            (e) To employ suitable agents and counsel who may be counsel for the Employer;

            (f) To credit and distribute the Trust Fund pursuant to the terms of the trust agreement;

            (g) To compromise, contest, arbitrate or abandon claims and demands, all in the Trustee's discretion;

            (h) To perform any and all other acts which, in the Trustee's judgment, are necessary or appropriate for the proper management, investment and distribution of the Trust Fund;

            (i) To retain any funds or property subject to any dispute (and without liability for the payment of interest) and to refuse to make payment or delivery thereof until final adjudication by a court of competent jurisdiction;

            (j) To begin, maintain or defend any litigation necessary in connection with the administration of this Trust and the Trust Fund;

            (k) To make such deposits (including certificates of deposit) and open such number of bank accounts (including interest and noninterest bearing accounts) in such bank(s) (including the Trustee, and any bank which is an agent of the Trustee or otherwise a fiduciary with respect to the Trust) in the name of the Trustee, and to make deposits therein in order to facilitate the payment of benefits, as the Trustee shall determine. The amounts on deposit in each such account shall constitute a part of the Trust Fund until paid out in accordance with the Agreements;

            (l) To maintain accurate records and accounts of all investments, receipts, disbursements and other transactions of the Trust Fund and to open such records and accounts to the inspection by the Employer and its duly authorized representatives during normal business hours of the Trustee, and to the Participants and their duly authorized representatives following a Change in Control, during normal business hours of the Trustee;

            (m) To adopt such rules and regulations for the operation and administration of the Trust as the Trustee shall determine to be necessary and appropriate and in keeping with the terms and purposes of the Trust;

            (n) To construe and interpret the terms and provisions of this Trust, and any such construction or interpretation adopted in good faith shall be binding on the Employer, and any employees, dependents and beneficiaries, and their successors, assigns, executors, administrators and/or legal representatives;

            (o) To withhold any taxes with respect to the property or income of the Trust Fund or to withhold any amounts otherwise payable from the Trust Fund, and to dispose of any amounts so withheld as determined by the Trustee;

            (p) To hold the Trust Fund assets for the benefit of the creditors of the Employer and to deliver assets to satisfy such creditor's claims as directed by a court of competent jurisdiction pursuant to Section 4.07; and

            (q) To do any and all other acts and things necessary, proper or advisable to effectuate the purposes of this Trust to the extent the same are permissible under applicable laws.

      Section 4.12. [Deliberately left blank.]

      Section 4.13. Liability for Breach of Fiduciary Duty. Except as provided in Section 4.18(d), the Trustee shall not be liable for any losses to the Trust Fund resulting from the breach of any of the responsibilities, obligations or duties imposed upon the Trustee herein or by applicable laws.

      Section 4.14. Consultation and Indemnification.

            (a) The Trustee and the Recordkeeper may consult with counsel, and neither the Trustee nor the Recordkeeper shall be deemed imprudent by reason of taking or refraining from taking any action in accordance with an Opinion of Counsel.

            (b) The Employer hereby indemnifies the Trustee and holds it harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, costs and expenses of any kind or nature whatsoever, including, without limitation, attorney's fees and disbursements (except those caused by the Trustee's gross negligence or willful misconduct) that may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of or in connection with this trust agreement, the acceptance or administration by the Trustee of the Trust or the Trust Fund, the exercise or performance by the Trustee of any of its powers or duties hereunder and any of the transactions contemplated by this trust agreement, including (but not limited to) distributions to Participants and upon the termination of Trust.

            (c) The Employer hereby indemnifies the Recordkeeper and holds it harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, costs and expenses of any kind or nature whatsoever, including, without limitation, attorney's fees and disbursements (except those caused by the Recordkeeper's gross negligence or willful misconduct) that may be imposed on, incurred by or asserted against the Recordkeeper in any way relating to or arising out of or in connection with this trust agreement, the exercise or performance by the Recordkeeper of any of its powers or duties hereunder and any of the transactions contemplated by this trust agreement.

            (d) Neither the Trustee nor the Recordkeeper shall be required to give any bond or any other security for the faithful performance of their respective duties under this trust agreement, except as such may be required by any law which prohibits the waiver thereof.

            (e) The Employer shall assume, at its own expense, the defense of any action commenced against the Trustee or the Recordkeeper asserting any claim which would be covered by the indemnities set forth in this Section
      4.14. The Trustee and the Recordkeeper shall each have the right to employ its own counsel in any such action to which it is a party, and the reasonable fees and expenses of such counsel shall be borne by the Employer.

            (f) The Employer's obligations under this Section 4.14 shall survive the termination of this trust agreement and the resignation or removal of any Trustee.

      Section 4.15. Resignation and Removal. The Trustee and/or the Recordkeeper shall resign or be removed and a successor Trustee and/or Recordkeeper appointed according to the following procedures:

            (a) The Trustee may be removed by the Employer at any time prior to a Change in Control, with or without cause, and following a Change in Control, with or without cause but only with the written consent of the Administrator, upon the giving of not less than 31 days prior written notice. The Trustee may resign upon the giving of not less than 31 days prior written notice to the Employer and, after a Change in Control, all Participants. No resignation or removal of the Trustee pursuant to this Section 4.15 shall become effective until the acceptance of appointment by the successor Trustee.

            (b) Prior to a Change in Control the Employer shall fill a vacancy in the office of Trustee as soon as practicable by a written instrument filed with the person(s) appointed to fill the vacancy, which person(s) must be a financial institution that is independent of the Employer, and a copy to the predecessor Trustee and the Recordkeeper. Following a Change in Control, the Employer shall be entitled to fill a vacancy in the office of Trustee, but only with the consent and approval of the Administrator, as evidenced in a written instrument filed with the person(s) appointed to fill the vacancy which person(s) must be a financial institution that is independent of the Employer. If the vacancy in the office of Trustee has not been filled within 20 days following the Trustee's resignation or removal, the Trustee shall have the right to petition a court of competent jurisdiction to appoint a successor Trustee.

            (c) The appointment of a successor Trustee shall take effect upon delivery to the Trustee of a written appointment of such successor Trustee, duly executed by the Employer, the Administrator (if after a Change in Control), or the predecessor Trustee as the case may be, and a written acceptance by such successor Trustee, duly executed thereby. Except as described in the preceding sentence, a successor Trustee shall succeed to the title to the assets in the Trust Fund without the signing or filing of any document and the rights and obligations of the Trustee under each Letter of Credit shall automatically become the rights and obligations of the successor Trustee, and the Trustee shall have no further rights, duties, obligations or liabilities with respect to any Letter of Credit. The resigning or removed Trustee shall execute all documents and do all acts reasonably necessary to vest such title of record in the successor Trustee. A successor Trustee shall have all of the powers conferred by this trust agreement as if originally named Trustee.

            (d) Within 60 days after transfer of the assets in the Trust Fund, the resigning or removed Trustee shall render to the Employer a statement and accounting in the form and manner prescribed by Section 4.10. Unless the Employer shall, within 60 days after receipt of such accounting, object in writing delivered to such Trustee, such accounting shall be deemed approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting.

            (e) A successor Trustee shall not be liable or responsible for any acts or defaults of a predecessor Trustee or co-Trustee, or for any losses or expenses resulting from or occasioned by anything done or neglected to be done in the administration of the Trust Fund or Trust prior to its appointment as Trustee, nor shall it be required to inquire into or take notice of the prior administration of the Trust Fund or Trust.

            (f) The Recordkeeper may be removed by the Employer at any time prior to a Change in Control, with or without cause, and following a Change in Control, with or without cause but only with the written consent of the Administrator, upon the giving of not less than 31 days prior written notice to the Recordkeeper, with a copy to the Trustee. The Recordkeeper may resign on the giving of not less than 31 days prior written notice to the Trustee, the Employer and, after a Change in Control, all Participants. No resignation or removal of the Recordkeeper pursuant to this Section 4.15 shall become effective until the acceptance of appointment by the successor Recordkeeper.

            (g) Prior to a Change in Control, the Employer shall fill a vacancy in the office of Recordkeeper as soon as practicable by a written instrument filed with the person(s) appointed to fill the vacancy, which person(s) must be independent from the Employer and must be a certified consulting actuary or firm of actuaries or certified public accountant or firm of certified public accountants, and a copy to the predecessor Recordkeeper and the Trustee. Following a Change in Control, the Employer shall be entitled to fill a vacancy in the office of Recordkeeper, but only with the consent and approval of the Administrator, as evidenced in a written instrument filed with the person(s) appointed to fill the vacancy, which person(s) must be independent from the Employer and must be a certified consulting actuary or firm of actuaries or certified public accountant or firm of certified public accountants. If the vacancy in the office of Recordkeeper has not been filled within 20 days following the Recordkeeper's resignation or removal, the Trustee shall have the right to appoint a successor Recordkeeper. The appointment of a successor Recordkeeper shall take effect upon delivery to the Recordkeeper, with a copy to the Trustee, Employer and, after a Change in Control, all Participants, of a written appointment of such successor Recordkeeper, duly executed by the Employer, the Administrator (if after a Change in Control) or the Trustee, as the case may be, and a written acceptance by such successor Recordkeeper, duly executed thereby. As soon as practicable after the Recordkeeper has resigned or has been removed hereunder, it shall deliver to the successor Recordkeeper all reports, records, documents and other written information in its possession regarding the Agreements, the Trust Fund and the Participants, and thereupon shall be entitled to all unpaid fees, compensation and reimbursements to which it is entitled under this Trust and shall be relieved of all responsibilities and duties under this Trust.

            (h) If the Trustee consolidates, merges or converts into, or transfers all or substantially all its trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section 4.16. Duties of the Recordkeeper. Within 10 days following the close of each Trust Year ending after a Change in Control, the Recordkeeper shall file with the Employer and the Trustee a written statement setting forth for each Participant his or her Value of Accrued Benefits as of the last day of such Trust Year. In the event the Employer fails to provide the Recordkeeper with the information necessary to prepare such written statement, the Recordkeeper shall file the written statement based on a good faith estimate of the Value of Accrued Benefits. In addition, the Recordkeeper shall maintain or cause to be maintained all the Participant records required by this Trust and shall perform such other duties and responsibilities necessary or advisable to achieve the objectives of this Trust. Following a Change in Control, the Recordkeeper shall prepare and distribute to the Employer and Participants, Participant statements which shall include income tax information, if that information is supplied to the

Recordkeeper by the Employer, or its delegate, with respect to payments to Participants. In the event that the Employer refuses or neglects to provide updated Participant information, as contemplated herein, the Recordkeeper shall be entitled to rely on the most recent information furnished to it by the Employer. The Recordkeeper shall have no responsibility to verify information provided to it by the Employer; provided, however, no information provided by the Employer following a Change in Control shall reduce any benefit to which a Participant was entitled under his or her Agreement or this Trust as of the Change in Control.

      Section 4.17. Determinations by the Trustee; Notices. Within 21 days following receipt by the Trustee of written notice from any Participant that such Participant believes a Potential Change in Control or a Change in Control has taken place, the Trustee shall determine if a Potential Change in Control or a Change in Control has in fact occurred, in accordance with the definitions of such terms. Within 5 days of making the foregoing determination the Trustee shall give written notice of its determination to the Employer, Recordkeeper and all Participants, which notice shall attach a complete copy of any Opinion of Counsel rendered to the Trustee with regard to the foregoing and a complete copy of the notice to the Trustee alleging that a Change in Control has occurred.

      Section 4.18. Rights of Trustee.

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

            (b) Before the Trustee acts or refrains from acting, and in making any determination with respect to a Change in Control, the Value of the Trust Fund or any other determination hereunder (including but not limited to determinations of the validity of consents of the Administrator), the Trustee may require and rely on an Expert's Certificate or an Opinion of Counsel or both covering such matters as the Trustee may reasonably require. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Expert's Certificate or Opinion of Counsel or with the consent of the Administrator.

            (c) The Trustee may act through agents and Experts and shall not be responsible for the misconduct or negligence of any agent or Expert appointed and retained with due care or with the consent of the Employer or the Administrator.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute gross negligence or willful misconduct. The Trustee shall be liable for any action it takes or omits to take and which constitutes gross negligence or willful misconduct.

            (e) No provision of this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 4.19. Priority of Distribution and Liquidation of Trust Assets. Whenever Trust assets are required to be distributed pursuant to this trust agreement, the Trustee shall pay such distributions with cash on hand, if any. To the extent cash on hand (not including the Retention Amount) is not sufficient to pay such distributions, the Trustee shall pay distributions in the following priority: (a) liquidate investments described in Section 4.03 and (b) draw on any Letter of Credit held by the Trust to the extent necessary to pay the required distribution.

                                    ARTICLE V

                        GENERAL ADMINISTRATIVE PROVISIONS

      Section 5.01. Exchange of Information by the Employer and the Trustee. The Trustee shall furnish to or on the order of the Employer whatever information relating to the Trust Fund is necessary for the performance by the Employer of its functions with respect to the Agreements or this Trust. The Employer shall furnish to or on the order of the Trustee whatever information relating to the Trust Fund and Participants is necessary for the performance by the Trustee of its functions hereunder. The Employer and Trustee may each rely and act upon information so furnished without further inquiry.

      Section 5.02. Information to the Recordkeeper and Trustee. The Employer shall provide the Recordkeeper with certified copies of the Agreements and all amendments thereto, and the resolutions or other actions of the Employer approving the Agreements and all amendments thereto, promptly upon their adoption and all information necessary to determine the benefits payable to or with respect to each Participant. The Employer shall regularly, at least annually, or promptly on the request of the Recordkeeper, furnish revised updated information to the Recordkeeper. In addition, promptly after the last day of each calendar year quarter the Employer agrees to notify the Trustee and Recordkeeper as to those persons who are then Participants, which notice shall specify the name, address and social security number of such persons. The Trustee shall be entitled to rely on the latest available written notice from the Employer regarding such information. The Employer shall be responsible for keeping accurate books and records with respect to the employees of the Employer, their compensation and their rights and interests in the Trust Fund and under the Agreements.

      Section 5.03. Mistake of Fact. Any misstatement or any other mistake of fact in any certificate, notice or other document filed with the Employer, the Recordkeeper or the Trustee shall be corrected when it becomes known and proper adjustment shall be made by reason thereof; provided, however, the Trustee shall offset any overpayment to any Participant against future payments to such Participant but shall have no obligation to seek reimbursement from any Participant or other person to whom the Trustee has disbursed amounts from the Trust Fund pursuant to any such certificate, notice or other document.

      Section 5.04. Taxes. The Employer may from time to time pay taxes of any and all kinds whatsoever which at any time are levied or assessed upon or become payable in respect of the Trust Fund, the income therefrom or any property forming a part thereof, or any purchase, sale, collateral security or other transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund or in respect of such income, property or transaction are not paid by the Employer, the Trustee shall pay such taxes out of the Trust Fund and the

Employer shall reimburse the Trustee for any amounts so paid. The Trustee shall, at the Employer's expense, contest the validity of such taxes in any manner deemed appropriate by the Employer or its counsel, but only if the Trustee has received an indemnity bond or other security satisfactory to it to pay all of its fees and expenses with respect to such contest; provided, however, the Trustee shall have no obligation to contest if it receives an Opinion of Counsel to the effect that there is no reasonable basis in law or fact for such contest. Alternatively, the Employer may itself contest the validity of any such taxes.

      Section 5.05. Investment Company Act. Notwithstanding any other provision of this trust agreement, the Employer and the Trustee agree that in the event the Trust may be deemed to be an "investment company" as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), they shall use their best efforts to take such action as shall be necessary so that either (i) the Trust will qualify for an exemption from the provisions of the Investment Company Act or (ii) the Trust will not be deemed to be such an investment company.

      Section 5.06. Administrator. For purposes of this Agreement, the term "Administrator" shall refer to a committee comprised of not more than five individuals who may, but need not be Participants. The initial members of the Administrator shall be identified on Exhibit "D." Any member of the Administrator may resign after providing not less than 30 days' notice in writing to the other members of the Administrator and to the Trustee. In the event of the resignation, death or incapacity of a member of the Administrator, the remaining members may (but need not) designate a replacement member, who shall become a member upon accepting such designation in writing. Except as otherwise expressly provided herein, the Administrator shall be considered to have provided its consent to or approval of a proposed action or decision under the terms of this Agreement when a majority of the members of the Administrator so indicate in writing to the Trustee. The Trustee shall be entitled to rely on the certification by the Recordkeeper, if so requested by the Trustee, as to the individuals who comprise the members of the Administrator from time to time.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

      Section 6.01. Right to Amend. Prior to the time when the Trust shall become irrevocable as provided in Section 6.02, this trust agreement may be amended by an instrument in writing, duly executed by the Employer and delivered to the Trustee, which instrument shall certify to the Trustee that the Trust has not become irrevocable. When the Trust shall become irrevocable as provided in
Section 6.02, this trust agreement may not thereafter be amended in whole or part by the Employer; provided, however, that this trust agreement may nonetheless be amended by an instrument in writing, duly executed by the Employer, and delivered to the Trustee and all Participants only (a) with the express written consent of the Administrator on the date of such amendment, (b) as necessary to obtain a favorable ruling from the Internal Revenue Service with respect to the tax consequences of the establishment or settlement of the Trust as a grantor trust within the meaning of Section 671 of the Code or (c) as necessary to prevent the Trust from being deemed an "investment company" as defined under the Investment Company Act or to ensure that the Trust qualifies for an exemption from the provisions of such act.

Provided, that the duties, powers and liabilities of the Trustee shall not be increased without the Trustee's written consent, and, provided further, that the amount or time for payment of any benefit hereunder to any Participant may not be reduced or adversely affected without the written consent of the affected Participant.

      Section 6.02. Termination of Trust and Reversion of Assets. Upon the occurrence of a Change in Control, the Trust shall automatically be and become irrevocable without any further act or deed by any person or entity; provided that the Trust shall nonetheless terminate upon the earliest of (a) the payment of all amounts due Participants under the Agreements, as determined by the Recordkeeper, and (b) the Administrator provides its express written consent to the termination of the Trust. At any time prior to a Change in Control the Trust may be revoked by the Employer by an instrument in writing delivered to the Trustee and accompanied by an Opinion of Counsel stating that the Trust is revocable and that a Change in Control has not occurred. The foregoing to the contrary notwithstanding, if the Trustee has received notice, pursuant to
Section 3.05 or Section 4.16, that a Change in Control may have occurred, the Trust may not be revoked until the Trustee has determined that a Change in Control has not occurred. Upon revocation of the Trust, any and all assets remaining in the Trust Fund after payment of the Trustee's and Recordkeeper's compensation and other expenses of the Trust, shall revert to the Employer and the Trustee shall promptly transfer any such assets to the Employer. Upon termination of the Trust other than by revocation, the Trustee shall pay all amounts due Participants under the Agreements, as determined by the Recordkeeper, and any and all assets remaining in the Trust Fund after payment of the Trustee's and Recordkeeper's compensation and other expenses of the Trust, shall revert to the Employer and the Trustee shall promptly transfer any such assets to the Employer. Upon termination of the Trust for whatever reason the Trustee shall prepare and file a final statement and accounting with the Employer and all necessary returns, statements, forms and reports as may be required of the Trustee by law. Upon receipt of written approval of the accounting from the Employer (or upon the passage of 60 days without written objections having been delivered to the Trustee) such accounting shall be deemed approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 7.01. Entire Agreement. This trust agreement constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, representations and understandings relating to the subject matter hereof.

      Section 7.02. Successors. This trust agreement shall be binding upon all persons entitled to benefits under the Agreements and their respective heirs and personal representatives, upon the Employer, its successors and assigns, and upon the Trustee and its successors.

      Section 7.03. Headings. The headings used in this trust agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this trust agreement.

      Section 7.04. Controlling Law. Except to the extent superseded by the laws of the United States of America, the laws of the State of Idaho (other than the choice of law principles thereof) shall govern all questions arising with respect to this trust agreement and the interpretation and validity of its provisions.

      Section 7.05. Third-Party Inquiries. No person dealing with the Trustee shall be obliged to see to the application of any money paid or property delivered to the Trustee, or as to whether or not the Trustee has acted pursuant to any authorization required or set forth in this trust agreement.

      Section 7.06. Courts; Arbitration. The Employer agrees that by the establishment of this Trust it hereby foregoes any judicial review of certification by the Recordkeeper as to the benefit payable to any person hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under the Agreements or this Trust, the Employer agrees that such dispute shall be resolved by binding arbitration proceedings initiated in accordance with the rules of the American Arbitration Association and that the results of such proceedings shall be conclusive and shall not be subject to judicial review. It is expressly understood and agreed that pending a resolution of any such dispute, payment of benefits shall be made and continued by the Trustee in accordance with the certification by the Recordkeeper and that the Trustee and the Recordkeeper shall have no liability with respect to such payments. The Employer agrees to pay the entire cost of any arbitration or legal proceeding, including the legal fees of the Trustee, the Recordkeeper and the Participant regardless of the outcome of any such proceeding or the party which initiated any such proceeding, and until so paid the expenses thereof shall be a charge on and lien against the Trust Fund. The Employer agrees to pay the foregoing costs as such costs are incurred, but not more frequently than on a monthly basis. Nothing in this Section shall be construed to in any way limit any right or remedy a Participant may have under an Agreement.

      Section 7.07. Addresses For Communications. All communications, directions, notices and requests required or permitted to be given hereunder shall be in writing and shall be given to the following:

      If to Employer, to:      Albertson's, Inc.
                               250 Parkcenter Blvd.
                               Boise, Idaho 83726
                               Attention: Corporate Secretary

      If to Trustee, to:       Atlantic Trust Company, N.A.
                               50 Rockefeller Plaza, 15th Floor
                               New York, New York 10020
                               Attention: Chief Fiduciary Officer - NY Office

                               and

                               Hughes, Hubbard and Reed LLP
                               One Battery Park Plaza

                                   New York, New York  10004-1482
                                   Attention:  Ralph J. Kreitzman, Esq.

         If to Recordkeeper, to:   M Benefit Solutions
                                   1125 NW Couch Street, Suite 900
                                   Portland, Oregon 97209
                                   Attention: David J. Taylor (or his successor
                                            regarding Albertson's, Inc.)

If to a Participant, to the last known address of the Participant on the books and records of the Employer, the Trustee or the Recordkeeper; provided, however, the Trustee shall be entitled to rely on the latest available written notice from the Employer regarding the names and addresses of such person.

Either the Employer, the Recordkeeper or the Trustee shall have the right to specify in writing in the manner above provided, another address to which subsequent communications, directions, notices and requests to such party shall be given. Any communications, directions, notices and requests given hereunder shall be deemed to have been given as of the date received in writing by the party to whom given.

      Section 7.08. Waiver of Notice. Any notice required by this trust agreement may be waived by the person entitled thereto.

      Section 7.09. Accounting Period. The annual accounting period for this Trust shall be the Trust Year.

      Section 7.10. Interest in the Trust Fund. No employee of the Employer and no dependent or personal representative of an employee of the Employer or person claiming through such an employee shall have any right, title or interest in the Trust or Trust Fund at any time prior to satisfaction of all conditions to a right to payment to such person from the Trust pursuant to the terms of an Agreement and the Trust. No benefit, right or interest, if any exists, is transferable or assignable by any employee or dependent and any attempt to effect a transfer or assignment is void. No portion of the Trust Fund shall be subject to attachment, garnishment, levy of execution, bankruptcy proceedings or other legal process of any creditor of any of the Participants. Notwithstanding any other provision of this Trust to the contrary, the Trust Fund shall at all times remain subject to claims of creditors of the Employer in the event the Employer is adjudicated to be bankrupt or insolvent as provided herein.

      Section 7.11. Counterparts. This trust agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be executed the day and year first above written.

                                       EMPLOYER:

                                       ALBERTSON'S, INC.

                                       By: /s/ John R. Sims
                                           -------------------------------------
                                       Its:Executive Vice President & General
                                           Counsel

                                       TRUSTEE:

                                       ATLANTIC TRUST COMPANY, N.A.

                                       By: /s/ Illegible
                                           -------------------------------------
                                       Its: Senior Vice President

                                       RECORDKEEPER:

                                       MANAGEMENT COMPENSATION GROUP,
                                       NORTHWEST, LLC

                                       By: /s/ David J. Taylor
                                           -------------------------------------
                                       Its: Senior Vice President

                                   EXHIBIT "A"

                      FORM OF IRREVOCABLE LETTER OF CREDIT

                                                              [Date of Issuance]

Atlantic Trust Company, N.A., as Trustee
[Address]

Attention: [ ]

Ladies and Gentlemen:

      At the request and for the account of Albertson's, Inc., a Delaware corporation ("Albertson's"), we hereby establish in your favor (and in favor of your successors, the terms "you" and "yours" referring to you and any successor), as Trustee under the Albertson's, Inc. Change in Control Severance Benefit Trust established pursuant to the trust agreement between Albertson's, Management Compensation Group, Northwest, LLC, a Delaware limited liability
company, and Atlantic Trust Company, N.A., dated [    ] (the "Trust Agreement"),
this Irrevocable Letter of Credit No. [        ] in the amount of U.S. $[ ] (the
"Maximum Amount"). This Letter of Credit is effective immediately and shall expire at the close of banking business at our office at [address] on [expiration date] unless terminated earlier, or extended, in either case in accordance with the provisions hereof. The amount of this Letter of Credit will be reduced from time to time as hereinafter provided.

      Funds under this Letter of Credit are available to you, in multiple, partial drawings or as a single lump sum drawing hereunder, against delivery to us of the following documents presented (which presentation may be made by facsimile transmission) on a Business Day (as hereinafter defined) at our letter of credit department at [insert address] or at [insert telecopier number], to the specific attention of [ ] or at any other office or telecopier number which may be designated by us by written notice delivered to you:

      l. A sight draft in the form of Annex I hereto, appropriately completed and drawn on us bearing the number of this Letter of Credit and in an amount not in excess of the Maximum Amount, less the amount of any sight draft previously presented under this Letter of Credit.

      2. Your signed certificate in the form of Annex II, appropriately completed.

      3. A copy of this Letter of Credit.

      For purposes of this Letter of Credit, the term "Business Day" shall mean a day on which our letter of credit department specified above as the place for presentation of documents hereunder is open for business.

      This Letter of Credit shall be payable at sight on first demand without prior notice being given to Albertson's by either you or us. Payment of any sight draft shall be made in immediately available funds at or before the close of business on the Business Day next following the day of your presentation of documents, if such presentation is made prior to 2:00 p.m., New York City time, on any Business Day.

      The amount available under this Letter of Credit shall be automatically reduced by the amount of each draft paid hereunder (effective on the date of payment of such draft).

      Upon the earlier to occur of any one of the following events: (i) the surrender to us by you of this Letter of Credit for cancellation, and (ii) the expiration date stated in the initial paragraph hereof, this Letter of Credit shall automatically expire.

      Communications with respect to this Letter of Credit shall be addressed to us at [address], specifically referring to the number of this Letter of Credit.

      We hereby agree that drafts drawn and presented in compliance with this Letter of Credit will be paid in accordance with the terms hereof.

      It is a condition of this Letter of Credit that it will be automatically extended for periods of one year from the then relevant expiry date, unless sixty (60) days prior to that relevant expiry date we notify you by registered mail, return receipt requested, that we elect not to extend this Letter of Credit for any additional period.

      We hereby agree that all notices to you under this Letter of Credit will be sent to you by registered mail, return receipt requested, at the address noted above, or such other address as from time to time specified by you in writing.

      To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500 (the "UCP"). This Letter of Credit shall be deemed to be issued under the laws of the State of [State] (including the Uniform Commercial Code as in effect in said State), and as to matters not governed by the UCP, shall be governed by, and construed in accordance with, the laws of the State of [State].

                                                 Very truly yours,
                                                 [Name of Bank]

                                                 By:____________________________
                                                     Vice President

                                     ANNEX I

                                   SIGHT DRAFT

                                                                          [Date]

      For Value Received, pay on demand (by wire transfer in same day funds) to Account No. [insert number of account to which payment is to be made and name
and address of bank] [       ] United States Dollars ($[       ]).

      Charge to Account of (name of account party] Irrevocable Letter of Credit
No. [        ]

To:  [Name of Bank]
     [Address]
      Attention: [        ],
            Letter of Credit Operations

                                    [Name of beneficiary under above-captioned
                                     Letter of Credit]

                                    By:_________________________________________
                                    Title: [Authorized Officer]

                                     ANNEX-I

                                    ANNEX II

                                   CERTIFICATE

      The undersigned hereby certifies to [ ], with reference to the Irrevocable Letter of Credit No. [ ] (the "Letter of Credit") in favor of Atlantic Trust Company, N.A., as trustee (the "Trustee"), as follows (capitalized terms not otherwise defined in this Certificate shall have the meanings given them in the Letter of Credit):

      1. The person signing this Certificate on behalf of the Trustee is a duly authorized representative or Attorney-in-Fact or an officer of the Trustee duly authorized to execute this Certificate.

      2. The amount of the sight draft presented with this Certificate does not exceed the Maximum Amount under paragraph 1 of the Letter of Credit and is authorized by the Trust Agreement.

                                      Atlantic Trust Company, N.A., as Trustee

                                      By________________________________________
                                        Authorized Officer, or Attorney-in-Fact

                                    ANNEX-II

                                   EXHIBIT "C"

                       FORM OF CERTIFICATE TO THE TRUSTEE

                                   CERTIFICATE

                                                                          [Date]

To: [Name and Address of the Trustee]

Ladies and Gentlemen:

      l. The undersigned, a duly authorized officer of [Recordkeeper] (in such capacity, the "Recordkeeper"), as Recordkeeper under that certain Albertson's, Inc. Change in Control Severance Benefit Trust Agreement (as amended to date, the "Trust Agreement"), dated the ___ day of _________, 2004, between Albertson's, Inc., Atlantic Trust Company, N.A., as trustee, and Management Compensation Group, Northwest, LLC as recordkeeper, HEREBY CERTIFIES as follows with respect to Section 4.05(a) of the Trust.

      2. Benefits have become payable under an Agreement, as defined in the Trust Agreement.

      3. The name, address and social security number of the recipient of such benefits are as follows:

            Name:
            Address:
            Social Security Number:

      4. The amount and terms of payment of such benefits are as follows:

            Amount:
            Terms of Payment: [Specify payment dates, number of payments, and any other relevant information]

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this [ ]
day of [       ], [ ].

                                          [Recordkeeper]

                                          By:___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT "D"

                      LIST OF MEMBERS OF THE ADMINISTRATOR

       1. Kathy Herbert

       2. Felicia Thornton

       3. Kevin Tripp

                                       D-1